Exhibit 10.3

FOR OFFICIAL RELEASE
20808 State Highway 71 W Unit B
Spicewood, TX 78669 -6824

LOTTERY.COM FINALIZES AGREEMENT TERMS FOR S&MI LTD ACQUISITION

LONDON, August 20, 2024 — Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading online lottery services provider, is pleased announce it has finalized terms for the acquisition of S&MI Ltd. (“S&MI”), the innovative technology company behind the current Sports.com brand and app. The total acquisition price is to be satisfied with equity of common stock in Lottery.com priced at $3.00 per share.

The acquisition of S&MI significantly enhances the long-term value of the Sports.com brand, unlocking substantial growth opportunities in key target markets, including the Middle East and North Africa. This acquisition will further strengthen Sports.com’s global profile and future prospects, solidifying its position as a leading force in the industry.

The acquisition is scheduled for completion on September 1, 2024. Following the successful completion of the acquisition, S&MI Ltd will be renamed Sports.com Media Ltd. At that time, Lottery.com intends to appoint Marc Bircham to the board of directors of S&MI, bringing his extensive experience in football and sports management to Lottery.com’s newest subsidiary.

Marc is a respected figure in the world of soccer in the UK, Canada and the USA, known for both his playing career and his managerial roles. Bircham started his professional career at Millwall FC before moving to Queens Park Rangers FC (QPR), where he became a fan favourite. After hanging up his boots, Bircham transitioned into coaching and management, taking on roles at QPR, Chicago Fire, and Millwall, among others. His deep understanding of the game and his experience in football operations make him an invaluable addition to the Sports.com Media Ltd leadership team.

Clickshakers Partnership

S&MI continues to expand its global reach. Recently, S&MI entered into a partnership with Clickshakers, which recently launched in Singapore with the leading telecommunications company, Singtel. Sports.com will be the beneficiary of that partnership post-completion of the acquisition. Additionally, Clickshakers’ white-labeled service is in the final stages of approval to launch in the UK, partnering with leading telcos to cover the full network nationally. Expansion plans also include France, where the service is set to launch with Orange, SFR, and Bouygues Telecom, further broadening its platform and content offerings.

Majed Al Sorour, President of Sports.com and formerly CEO of Golf Saudi, Managing Director of LIV Golf, and Board Member & Director of Newcastle United Football Club, said:

“The acquisition of S&MI Ltd represents a pivotal step in our journey to become a global leader in digital sports entertainment. With S&MI’s cutting-edge platform and app, Sports.com is well positioned to deliver unparalleled experiences to sports fans worldwide. We are particularly excited about the synergies this acquisition brings as we continue to innovate and expand our reach into new markets. The addition of Marc Bircham to our board underscores our commitment to bringing in top-tier talent to drive our vision.”

Matthew McGahan, Chairman and CEO of Lottery.com and Sports.com, added:

“The acquisition of S&MI Ltd is an excellent fit for the Sports.com brand. It enables Sports.com to leverage S&MI’s advanced platform and app, which will accelerate our growth and enhance our offerings. We look forward to appointing Marc Bircham to the board of S&MI upon completion of the acquisition. Marc’s deep expertise in football and his passion for sports will be invaluable as we expand the Sports.com platform and solidify our position as a leader in digital sports entertainment. Sports.com has enormous potential, and the team is focused on expanding our reach and acquiring top-tier content. The Clickshakers deal is a prime example of our commitment to this strategy.”

Marc Bircham, Director at Sports.com, said:

“The acquisition will mark the beginning of an exciting new era in sports entertainment. Our targeted initiatives in motorsports, sim racing, and football will deliver content that not only captivates but also sets new standards in fan engagement. We’re not just transforming the way fans watch sports; we’re elevating the entire experience to a new level of immersion and interaction.”

ends-

Lottery.com Contact: press@lottery.com

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.